Exhibit 10.1
AMENDMENT NO. 1 TO MID-AMERICA BANCSHARES, INC.
2006 OMNIBUS EQUITY INCENTIVE PLAN
     WHEREAS, the Board of Directors and shareholders of Mid-America Bancshares, Inc., a Tennessee corporation (“Mid-America”), have previously adopted the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan (the “Plan”);
     WHEREAS, in connection with the merger of Mid-America with and into Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), the Company assumed the Plan;
     WHEREAS, pursuant to Section 13.14 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and
     WHEREAS, the Company’s Board of Directors now desires to amend the Plan;
     NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
     1. Section 2.5 of the Plan is deleted in its entirety and replaced with the following:
     “2.5 “Cause” shall have the same meaning as provided in the employment agreement between the Participant and the Company or any Affiliate on the date of Separation from Service, or if no such definition or employment agreement exists, “Cause” shall mean conduct amounting to (1) fraud or dishonesty against the Company or any Affiliate; (2) the Participant’s willful misconduct, repeated refusal to follow the reasonable directions of the Board or knowing violation of law in the course of performance of the duties of Participant’s service with the Company or any Affiliate; (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company’s or any Affiliate’s premises during regular business hours; (5) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or any Affiliate are party.”
     2. Section 2.6 of the Plan is deleted in its entirety and replaced with the following:
          “2.6 “Change in Control” means any one of the following events which may occur after the date the Award is granted:
          (1) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either Pinnacle National Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote forty percent (40%) or more of any class of voting securities of either Pinnacle National Bank or the Company, as the case may be;
          (2) within any twelve-month period the persons who were directors of either Pinnacle National Bank or the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;
          (3) a reorganization, merger or consolidation, with respect to which persons who were the shareholders of either Pinnacle National Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or
          (4) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.”
     3. Section 4.5 of the Plan is deleted in its entirety and replaced with the following:
     “4.5 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares then the Committee shall in an equitable and proportionate manner (and, with respect to ISOs, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust (1) the aggregate number of Common Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.”
     4. Article 7 of the Plan is deleted in its entirety and replaced with the following:
“ARTICLE 7. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS
[Intentionally omitted.]”
     5. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.
     6. This Amendment No. 1 to the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan is effective this 20th day of January, 2009.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter

Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer